                                  CLEVETRUST
                               REALTY INVESTORS
                             A Real Estate Trust


2001 Crocker Road                                        Telephone 216/899-0909
Suite 400                                                      Fax 216/899-1507
Westlake, Ohio 44145                                         clevetrust@aol.com

        NEWS RELEASE                 CONTACT:  John J. Kikol, President
                                               CleveTrust Realty Investors
        FOR IMMEDIATE RELEASE                  (216) 899-0909


                         CLEVETRUST REALTY INVESTORS'
                             SHAREHOLDERS APPROVE
                         PLAN OR ORDERLY LIQUIDATION


WESTLAKE, OHIO, APRIL 29, 1997-John C. Kikol, Chairman and President of CleveTrust Realty Investors (CTRIS-NASDAQ), announced at its 25th Annual Shareholders Meeting held today in Westlake Ohio, that the Plan for the Orderly Liquidation of the Trust (the "Plan") was approved by the Shareholders. Mr. Kikol also announced that the Trust completed the sale of Spring Village Shopping Center in Davenport, Iowa for $4,450,000, resulting in a gain of approximately $675,000. As a result of recent property sales, the Trust has approximately $13,000,000 in cash available for distribution to its shareholders; and the Board approved the Trust's first liquidating distribution in the amount of $2.50 per share of beneficial interest payable on May 16, 1997, to Shareholders of record as of May 9, 1997. The Trust also anticipates that the sale of its Executive Club Office Building in Denver, Colorado should be completed during the next 45 days. Assuming the sale occurs, an additional liquidating distribution in the amount of approximately $1.00 per share of beneficial interest would be made during the month of June, 1997.

Furthermore, Mr. Kikol indicated that the Trust's three office buildings in Dallas, Texas were being aggressively pursued by prospective buyers, which should result in the sale of the three properties prior to the end of the 1997 calendar year. Assuming the sales occur, it is anticipated that proceeds from the sales, less reserves for federal income taxes and other Trust expenses, should result in additional liquidating distributions of approximately $2.00 per share of beneficial interest, and that liquidating distributions for the 1997 calendar year should be approximately $5.50 per share of beneficial interest. It is anticipated that the remaining four properties will be sold during calendar year 1998 and the liquidation process completed. The Trust previously announced that the total liquidating distributions should have a value in the range of $6.00 to $6.50 per share. As a result of prior and anticipated sales, the Trust, today, revised its estimate of total liquidation distributions to a value in the range of $6.50 to $7.00 per share. It is important to emphasize that such forecasts are forward looking and that the projected sales can be affected by many factors, including demand and availability of similar properties in the local real estate markets and the availability and terms of financing available for commercial real estate.

Other business matters approved by the shareholders at the Annual Meeting were the election of Howard Amster, Robert Kanner, John Kikol, Leighton Rosenthal and John Weil as Trustees to serve for a one year term, and the ratification of the Amended and Restated Employment Agreement with Mr. Kikol effective September 1, 1996. As a result of the Trust's decision to recommend the Plan and the anticipated Shareholders' approval of the Plan, the Trust classified
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                     (CleveTrust Realty Investors-con't.)

all of its assets as properties held for sale as of September 30, 1996. After a review of all the Trust's properties as of September 30, 1996, it was determined that four properties had a higher carrying value than the estimated fair market value, less the cost to sell and a valuation reserve in the amount of $3,307,297 was established. As a result of the new valuation reserve, the Trust stopped recording depreciation expense as of October 1, 1996 in its financial statements. Furthermore, the Trust had begun to accrue severance and incentive payments which will be paid to the officers and employees of the Trust upon their termination, with the four principal officers to be paid in accordance with the terms of their Amended and Restated Employment Agreements. Due to the change in the Trust's business plan, we will discontinue reporting funds from operations but will report Operating Income and Net Income on a quarterly basis. For the three months ending March 31, 1997, the Trust had Operating Income of $382,000 and Net Income of $6,976,000. Included in the Net Income were previously reported Gains on Sales of Real Estate of $6,594,000. For the six months ending March 31, 1997 the Trust had Operating Income of $902,000 and Net Income of $8,072,000. Included in the Net Income were Gains on Sales of Real Estate of $7,170,000, which have previously been reported by the Trust. Comparisons to last year's financial results would not be applicable due to the change in the business plan of the Trust.


                                                       Three Months Ended March 31,
                                            ------------------------------------------------
                                                            Per                        Per
                                                1997       Share          1996        Share
                                            -----------------------   -----------------------
Operating Revenues                          $ 2,412,000               $ 2,657,000

Less: Real Estate Operating Expenses         (1,094,000)               (1,282,000)
Less: Interest Expense                         (304,000)                 (436,000)
Less: General and Administrative Expenses      (365,000)                 (190,000)
Less: Accrual for Severance Payments           (267,000)                        0
Less: Depreciation Expense                            0                  (433,000)
                                            -----------               -----------
Operating Income                                382,000    $   0.07       316,000    $   0.06
Gain (loss) on Sales of Real Estate           6,594,000        1.28      (244,000)      (0.05)
                                            -----------------------   -----------------------
          NET INCOME                        $ 6,976,000    $   1.35   $    72,000    $   0.01
                                            =======================   =======================
Weighted Average Number of Shares of
   Beneficial Interest                        5,136,616                 5,179,143
                                            ===========               ===========

                                                        Six Months Ended March 31,
                                            ------------------------------------------------
                                                            Per                        Per
                                                1997       Share          1996        Share
                                            -----------------------   -----------------------
Operating Revenues                          $ 4,926,000               $ 5,295,000

Less: Real Estate Operating Expenses         (2,200,000)               (2,534,000)
Less: Interest Expense                         (656,000)                 (846,000)
Less: General and Administrative Expenses      (635,000)                 (385,000)
Less: Accrual for Severance Payments           (533,000)                        0
Less: Depreciation Expense                            0                  (883,000)
                                            -----------               -----------
Operating Income                                902,000    $   0.18       647,000    $   0.12
Gain (loss) on Sales of Real Estate           7,170,000        1.39      (244,000)       0.05
                                            -----------------------   -----------------------
         NET INCOME                         $ 8,072,000    $   1.57    $  403,000    $   0.07
                                            =======================    ======================
Weighted Average Number of Shares of
   Beneficial Interest                        5,139,887                 5,198,039
                                            ===========                ==========
